Exhibit 99.3
Contact Information:

Brainerd Communicators, Inc.

Tony Herrling
212-739-6738
herrling@braincomm.com

Brad Edwards
212-739-6724
edwards@braincomm.com

K-V Pharmaceutical Class A and Class B Common Stock Begin Trading on the OTC Markets

St. Louis, MO, August 7, 2012 – K-V Pharmaceutical Company (“K-V” or “the Company”) today announced that its Class A and Class B common shares have begun trading on the OTCQB Marketplace.

The Company’s Class A and Class B common shares are trading on the OTCQB Marketplace under the symbols “KVPHA” and “KVPHB,” respectively.

The transition to the OTCQB Marketplace comes after the Company’s Class A and Class B common shares were suspended, pending delisting, from the NYSE as a result of the Company’s voluntary filing for protection under Chapter 11 of the U.S. Bankruptcy Code on August 4, 2012.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. As such, we are committed to advancing the health of women across all the stages of their lives.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate website at www.kvph.com.

Cautionary Note Regarding Forward-looking Statements

This release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of the recall and suspension of shipments on revenues, adjustments to the financial statements, the filing of amended SEC filings and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to): (1) the ability of the Company and its subsidiaries to continue as a going concern; (2) the ability of the Company and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases; (3) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (4) the effects of the bankruptcy filing on the Company and its subsidiaries and the interests of various creditors, equity holders and other constituents; (5) the effects of rulings of the Bankruptcy Court in the Chapter 11 cases and the outcome of the cases in general; (6) the length of time the Company and its subsidiaries will operate under the Chapter 11 cases; (7) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of the Company and its subsidiaries to develop one or more plans of reorganization and consummate such plans once they are developed; (8) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (9) the ability to execute the Company’s business and restructuring plans; (10) increased legal costs related to the Company’s bankruptcy filing and other litigation; (11) that  its Class A Common Stock and Class B Common Stock will be, or will continue to be, traded on the OTCQB Marketplace and whether sufficient volumes and liquidity will develop; and (12) the ability of the Company and its subsidiaries to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers and service providers and to retain key executives, managers and employees.

This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A—“Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 31, 2012, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of the our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 31, 2012. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this release. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.